EXHIBIT 8

Primary Operating Subsidiaries of Elbit Systems Ltd.
100%
Elbit Systems
Electro-Optics Elop
EUROPE
100%
Elbit Systems of America
100%
Elbit Security
Systems
USA
ISRAEL
ASIA/OCEANA
100%
McLean Operations
(ICI)
100%
Elbit Systems Land and
C4I
100%
Elbit Systems
Cyclone
100%*
Elisra
100%
Kinetics
50%
SCD
50%
Opgal
100%
Ferranti
(United Kingdom)
100%
UEL
(United Kingdom)
100%
European
Subsidiary
(Belgium)

100%
Elbit Sisteme
(Romania)
100%
Telefunken
(Germany)
51%
U-TacS
(United Kingdom)
100%
Elbit Systems of Korea
(Korea)
26%
HALBIT
(India)
SOUTH AMERICA
100%
AEL
(Brazil)
100%
Fort Worth Operations
(EFW)
100%
Merrimack Operations
 (Kollsman)
100%
Talladega Operations
(IEI)
100%
Tallahassee Operations
(Talla-Com)
50%
UAS Dynamics
100%
European Subsidiary
(Austria)
100%
Soltam
100%
Azimuth
100%
ITL Optronics
100%
ARES/Periscopio
(Brazil)
100%
Elbit Systems of
Australia
(Australia)
100%
Boca Raton
Operations (RTL)
100%
San Antonio
Operations (M7)
50%
Vision Systems
International
* Agreement reached in February 2011 to increase holdings in Elisra from 70% to 100%.